POWER OF ATTORNEY FOR SECTION 16 REPORTING
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jason A. Napolitano, Catherine Grassman,
Nancy Wisnewski, Ph.D. and Daniel J. Pollack, and each of them, his or her true and lawful attorneys-in-fact, each with capacity as an officer and/or director of Heska Corporation any Forms 3, 4, and 5 and any amendment thereto, in accordance with Section l6(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and to complete and file the same with the Securities and Exchange Commission and any stock exchange or similar authority, hereby ratifying and confirming all that each of said attorneys-in-fact or their substitute or substitutes may do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Heska Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Heska Corporation, unless either revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 12th day of April, 2018. Signature: Print Name: Jason Aroesty